As filed with the Securities and Exchange Commission on April 11, 2003.     Registration No. 333-67963

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Post-Effective Amendment No. 1 to

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1424200 (I.R.S. Employer Identification No.)

1615 Poydras Street, New Orleans, Louisiana 70112 (Address, including zip code, of Principal Executive Offices)

McMoRan Exploration Co. Stock Bonus Plan
(Full title of the plan)

John G. Amato
General Counsel
McMoRan Exploration Co.
1615 Poydras Street

New Orleans, Louisiana 70112
(504) 582-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

DEREGISTRATION

In accordance with the undertakings contained in Part II of this Registration Statement No. 333-67963, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement that remain unsold at the termination of the offering.

The Registrant hereby removes from registration three shares of common stock registered pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 11, 2003.

McMoRan Exploration Co.

By:	/s/ Richard C. Adkerson
Richard C. Adkerson Co-Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	*	Co-Chairman of the Board	April 11, 2003
James R. Moffett
	/s/Richard C. Adkerson	Co-Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 11, 2003
Richard C. Adkerson
Director
Morrison C. Bethea
	*	Director	April 11, 2003
Robert A. Day
	*	Director	April 11, 2003
Gerald J. Ford
Director
H. Devon Graham, Jr.
	/s/ Glenn A. Kleinert	Director	April 11, 2003
Glenn A. Kleinert
Director
Gabrielle K. McDonald
	/s/ C. Howard Murrish	Director	April 11, 2003
C. Howard Murrish
	*	Director	April 11, 2003
B.M. Rankin, Jr.
Director
J. Taylor Wharton
	/s/ Nancy D. Parmelee	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	April 11, 2003
Nancy D. Parmelee
	*	Vice President and Controller - Financial Reporting (Principal Accounting Officer)	April 11, 2003
C. Donald Whitmire, Jr.

*By:	/s/ Richard C. Adkerson		April 11, 2003
Attorney-in-Fact